Exhibit 99.A

EXHIBIT A: Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A and Class B Ordinary Shares, par value $0.0001 per share, of Perfect World Co., Ltd., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 10, 2009.

SB Asia Investment Fund II L.P.

SAIF II GP L.P.

SAIF Partners II L.P.

SAIF II GP Capital Ltd.	By:	/s/ Andrew Y. Yan
	Name:	Andrew Y. Yan
	Title:	Authorized Signatory

Daniel Dong Yang	By:	/s/ Daniel Dong Yang
	Name:	Daniel Dong Yang

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